Huttig Building Products, Inc. Reports Preliminary Results for 2007 Fourth Quarter and Full Year

ST. LOUIS, MO -- 02/05/2008 -- Huttig Building Products, Inc. (NYSE: HBP), a leading domestic distributor of millwork, building materials and wood products, today announced preliminary results for the fourth quarter and year ended December 31, 2007. These results may be subject to adjustment as a result of the Company's continuing review of goodwill for possible additional impairment. Any adjustment would result in an additional, non-cash impairment charge to operating expenses. The review of goodwill will be completed in connection with the finalization of fourth quarter and year-end results.

Fourth Quarter Results

Due to the continued decline in housing starts, the Company reported a net loss of $5.8 million, or ($0.28) per diluted share, in the 2007 fourth quarter compared to a net loss of $4.3 million, or ($0.21) per diluted share, in the corresponding year ago quarter. Net sales declined 22% to $179.9 million compared to $231.1 million in the year ago period. Gross profit was 19.0% compared to 19.4% in the prior year quarter. The 2007 period includes net charges of $0.5 million to cost of sales and $1.9 million to operating expenses. Approximately $2.0 million of these net charges relate to cost reduction activities and the remaining $0.4 million relates to a write-off of goodwill associated with continuing branch operations. The 2007 results also include a $0.9 million gain from the sale of a closed facility. The 2006 period includes net charges of $0.5 million to cost of sales and $1.2 million to operating expenses related to cost reduction activities. Excluding the 2007 gain on the facility sale and the net charges in both periods, the operating loss amounted to $6.1 million in the 2007 fourth quarter compared to an operating loss of $0.9 million in the prior year quarter.

In December, the Company announced the closure of distribution facilities in Greensburg, Pennsylvania and Kansas City, Missouri. These closures will be completed in the 2008 first quarter. The Company will continue to serve a significant portion of the Greensburg and Kansas City customer base from adjacent facilities in Ohio, Pennsylvania and Missouri. In the 2007 fourth quarter, Huttig also continued to reduce its overall workforce and consolidated its corporate headquarters office space in St. Louis, Missouri. In the 2008 first quarter, the Company expects to incur an additional $0.5 million in charges related to the cost reduction actions initiated during the 2007 fourth quarter.

During the 2007 fourth quarter, Huttig continued its program aimed at reducing inventories, improving working capital, generating cash and reducing debt. Inventories declined 9% to $88.7 million at December 31, 2007 from $97.3 million at December 31, 2006. For the full year, net cash provided from operating activities increased to $13.8 million compared to $1.3 million in 2006. Bank debt, net of cash, decreased 36% to $23.0 million at December 31, 2007 from $35.7 million a year ago. At December 31, 2007, the Company had $63 million of availability under its revolving credit facility in addition to outstanding borrowings. Year end total debt to total capitalization, net of cash, decreased to 19%, compared to 27% at December 31, 2006. Book value at the 2007 year-end was $4.98 per share.

"While seasonally one of our slowest quarters, the fourth quarter of 2007 was also significantly impacted by the 26% year over year decline in annualized housing starts, to approximately 1.15 million, from approximately 1.56 million in the corresponding year ago period," said Jon Vrabely, President and CEO. "December was a particularly difficult month as several of our trading areas were affected by winter weather patterns and many of our large customers curtailed their purchases in an attempt to reduce their year-end inventory levels. Given these challenges, we believe Huttig performed reasonably well. Total sales were down only 22%, versus a market that was off 26%. We believe that we continued to gain market share in building products, with year over year sales increases in categories such as composite decking and railing, and fasteners. Excluding charges, gross profit was 19.2% versus 19.6% in the prior year quarter and operating expenses decreased by almost $6 million. For the quarter, we generated more than $10 million in cash from operations and reduced bank debt, net of cash, to $23 million."

Full Year Results

For the year ended December 31, 2007, the Company's net loss from continuing operations of $8.0 million, or ($0.39) per diluted share, compares to a net loss of $7.7 million, or ($0.38) per diluted share, in the prior year. Net sales declined 21% to $874.8 million compared to $1,102.7 million in 2006. Sales to national accounts, which represented 36% of 2007 sales, declined by only 18% from 2006 levels. The 2007 period includes $6.1 million in net charges related to branch closures, other cost reduction efforts, and the write-off of goodwill, as well as $2.3 million in gains from the sale of closed facilities. Likewise, the 2006 period includes $18.9 million in net charges related to the Company's initial restructuring and cost reduction program as it positioned itself for the anticipated decline in housing starts. These 2006 net charges included $10.7 million in asset impairment charges related to the Company's decision to discontinue implementation of a new enterprise resource planning system and instead upgrade its existing system. Excluding net charges and gains on facility sales, the Company experienced an operating loss from continuing operations of $3.7 million in 2007 compared to an operating profit of $14.8 million in 2006.

Outlook

"Looking ahead, most current forecasts do not expect a bottom in new housing construction until late in 2008," said Mr. Vrabely. "Our continued challenge is to balance our cost reduction efforts with the need to maintain our strategic infrastructure and high service levels so that Huttig is well positioned when the market rebounds. We remain focused on doing everything we can to reduce costs, increase efficiencies, and manage cash, while preserving Huttig's national footprint, value added capabilities, and our customer and vendor relationships. Given the precipitous drop in housing starts during the second half of 2007, it has been difficult to get in front of the housing downturn from a cost reduction standpoint. Nevertheless, I am pleased with our efforts and thankful for our dedicated employees who have helped implement our restructuring actions while continuing to maintain our high customer service levels during very difficult market conditions."

Conference Call

Management will host a conference call to discuss preliminary fourth quarter 2007 financial results on Wednesday, February 6, 2008, at 11 AM Eastern Time (10 AM Central Time). To access the call, please dial 888-694-4702 and enter pin number 30146590. A replay will be available through February 20, 2008 by dialing 800-642-1687 and entering the same pin number.

About Huttig

Huttig Building Products, Inc., currently in its 123rd year of business, is one of the largest domestic distributors of millwork, building materials and wood products used principally in new residential construction and in home improvement, remodeling and repair work. Huttig distributes its products through 36 distribution centers serving 44 states. The Company's wholesale distribution centers sell principally to building materials dealers, national buying groups, home centers and industrial users, including makers of manufactured homes.

Forward-Looking Statements

This press release contains forward-looking information as defined by the Private Securities Litigation Reform Act of 1995. This information presents management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Such known factors are detailed in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission and in other reports filed by the Company with the Securities and Exchange Commission from time to time.

              HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF OPERATIONS
                                (UNAUDITED)
              (In Millions, Except Share and Per Share Data)

                              Three Months Ended          Year Ended
                                 December 31,            December 31,
                            ----------------------  ----------------------
                               2007        2006        2007        2006
                            ----------  ----------  ----------  ----------
Net sales                   $    179.9  $    231.1  $    874.8  $  1,102.7
Cost of sales                    145.8       186.3       709.8       896.9
                            ----------  ----------  ----------  ----------
    Gross margin                  34.1        44.8       165.0       205.8
Operating expenses                42.6        47.4       174.9       209.9
Gain on disposal of capital
 assets                           (0.9)          -        (2.4)          -
                            ----------  ----------  ----------  ----------
    Operating loss                (7.6)       (2.6)       (7.5)       (4.1)
Interest expense, net              0.8         1.4         4.2         5.3
Write-off of unamortized
 loan fees                           -         1.1           -         1.1
Gain on derivatives                  -        (0.5)          -        (0.5)
                            ----------  ----------  ----------  ----------
Loss from continuing
 operations before income
 taxes                            (8.4)       (4.6)      (11.7)      (10.0)
Benefit for income taxes          (2.6)       (0.3)       (3.7)       (2.3)
                            ----------  ----------  ----------  ----------
Loss from continuing
 operations                       (5.8)       (4.3)       (8.0)       (7.7)
Loss from discontinued
 operations, net of taxes            -           -        (0.2)          -
                            ----------  ----------  ----------  ----------
Net loss                    $     (5.8) $     (4.3) $     (8.2) $     (7.7)
                            ==========  ==========  ==========  ==========

Net loss from continuing
 operations per share -
 basic                      $    (0.28) $    (0.21) $    (0.39) $    (0.38)
Net loss from discontinued
 operations per share -
 basic                               -           -       (0.01)          -
                            ----------  ----------  ----------  ----------
Net loss per share - basic  $    (0.28) $    (0.21) $    (0.40) $    (0.38)
                            ==========  ==========  ==========  ==========

Net loss from continuing
 operations per share -
 diluted                    $    (0.28) $    (0.21) $    (0.39) $    (0.38)
Net loss from discontinued
 operations per share -
 diluted                             -           -       (0.01)          -
                            ----------  ----------  ----------  ----------
Net loss per share -
 diluted                    $    (0.28) $    (0.21) $    (0.40) $    (0.38)
                            ==========  ==========  ==========  ==========

Basic shares outstanding    20,657,846  20,310,451  20,570,125  20,269,510
Diluted shares outstanding  20,657,846  20,310,451  20,570,125  20,269,510

              HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEETS

                              (In Millions)

                                                    December    December
                                                    31, 2007    31, 2006
                                                  -----------  -----------
                                                  (unaudited)
ASSETS
Current Assets:
    Cash and equivalents                          $       1.8  $       6.1
    Trade accounts receivable, net                       56.1         74.1
    Inventories                                          88.7         97.3
    Other current assets                                 13.6         15.9
                                                  -----------  -----------
        Total current assets                            160.2        193.4

Property, Plant and Equipment:
    Land                                                  5.6          6.0
    Building and improvements                            30.2         32.8
    Machinery and equipment                              30.0         31.9
                                                  -----------  -----------
        Gross property, plant and equipment              65.8         70.7
    Less accumulated depreciation                        39.2         40.7
                                                  -----------  -----------
        Property, plant and equipment, net               26.6         30.0

Other Assets:
    Goodwill, net                                        18.3         19.1
    Other                                                 5.1          5.8
    Deferred income taxes                                 2.5          2.3
                                                  -----------  -----------
        Total other assets                               25.9         27.2

                                                  -----------  -----------
Total Assets                                      $     212.7  $     250.6
                                                  ===========  ===========

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
    Current maturities of long-term debt          $       1.2  $       2.9
    Trade accounts payable                               50.1         62.1
    Deferred income taxes                                 5.3          4.5
    Accrued compensation                                  6.3          7.8
    Other accrued liabilities                            15.9         16.8
                                                  -----------  -----------
        Total current liabilities                        78.8         94.1
                                                  -----------  -----------
Non-current Liabilities:
    Long-term debt, less current maturities              25.4         42.8
    Other non-current liabilities                         4.2          4.0
                                                  -----------  -----------
        Total non-current liabilities                    29.6         46.8
                                                  -----------  -----------

Shareholders’ Equity:
    Preferred shares; $.01 par (5,000,000 shares
     authorized)                                            -            -
    Common shares; $.01 par (50,000,000 shares
     authorized: 20,968,445 shares issued at
     December 31, 2007 and 20,896,145 at
     December 31, 2006)                                   0.2          0.2
    Additional paid-in capital                           36.1         35.5
    Retained earnings                                    68.2         76.0
    Less: Treasury shares, at cost (31,219 shares
     at December 31, 2007 and 371,837 shares at
     December 31, 2006)                                  (0.2)        (2.0)
                                                  -----------  -----------
        Total shareholders’ equity                      104.3        109.7
                                                  -----------  -----------

Total Liabilities and Shareholders’ Equity        $     212.7  $     250.6
                                                  ===========  ===========

              HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARIES
              CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY
                               (UNAUDITED)
                              (In Millions)

                   Common Shares                                  Total
                    Outstanding, Additional           Treasury    Share-
                      at Par     Paid-In   Retained    Shares,   holders’
                      Value      Capital   Earnings    at Cost    Equity
                     ---------- ---------  ---------  ---------  ---------

Balance at
 January 1, 2007     $      0.2 $    35.5  $    76.0  $    (2.0) $   109.7
                                                                 ---------
Net loss                                        (8.2)                 (8.2)
                                                                 ---------
Comprehensive loss                                                    (8.2)
                                                                 ---------
Cumulative effect
 of adoption of FIN 48                           0.4                   0.4
Restricted stock
 issued, net of
 forfeitures                         (1.0)                  1.0          -
Stock options
 exercised                              -                   0.8        0.8
Stock compensation                    1.6                              1.6
                     ---------- ---------  ---------  ---------  ---------
Balance at
 December 31, 2007   $      0.2 $    36.1  $    68.2  $    (0.2) $   104.3
                     ========== =========  =========  =========  =========

              HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (UNAUDITED)
              (In Millions, Except Share and Per Share Data)

                                       Three Months Ended   Year Ended
                                           December 31,     December 31,
                                        ----------------  ----------------
                                          2007     2006     2007     2006
                                        -------  -------  -------  -------
Cash Flows From Operating Activities:
    Net loss                            $  (5.8) $  (4.3) $  (8.2) $  (7.7)
    Adjustments to reconcile net loss
     to cash provided by operations:
        Net loss from discontinued
         operations                           -        -      0.2        -
        Depreciation and amortization       1.0      1.5      4.8      6.2
        Stock compensation expense          0.3      0.4      1.6      1.8
        Asset impairment                    0.8     (0.2)     1.3     10.7
        Gain on disposal of capital
         assets                            (0.9)       -     (2.2)       -
        Other adjustments                   0.7      4.2      1.1     (0.3)
        Changes in operating assets and
         liabilities:
            Trade accounts receivable      27.9     36.4     18.0     15.8
            Inventories                     9.4     27.8      8.6      2.4
            Trade accounts payable        (20.5)   (32.7)   (12.0)   (26.4)
            Other                          (2.7)    (4.9)     0.6     (1.2)
                                        -------  -------  -------  -------
        Net cash provided from
         operating activities              10.2     28.2     13.8      1.3
                                        -------  -------  -------  -------
Cash Flows From Investing Activities:
    Capital expenditures                   (0.4)    (0.2)    (3.0)    (8.2)
    Proceeds from disposition of
     capital assets                         1.0        -      4.0      0.2
                                        -------  -------  -------  -------
        Total cash provided from (used
         in) investing activities           0.6     (0.2)     1.0     (8.0)
                                        -------  -------  -------  -------
Cash Flows From Financing Activities:
    Borrowing and repayment of debt,
     net                                  (21.1)   (28.7)   (20.2)    10.3
    Exercise of stock options               0.1        -      1.1      1.1
                                        -------  -------  -------  -------
        Total cash provided from (used
         in) financing activities         (21.0)   (28.7)   (19.1)    11.4
                                        -------  -------  -------  -------
Net Increase (Decrease) in Cash and
 Equivalents                              (10.2)    (0.7)    (4.3)     4.7
Cash and Equivalents, Beginning of
 Period                                    12.0      6.8      6.1      1.4
                                        -------  -------  -------  -------
Cash and Equivalents, End of Period     $   1.8  $   6.1  $   1.8  $   6.1
                                        =======  =======  =======  =======

Supplemental Disclosure of Cash Flow
 Information:
    Interest paid                       $   1.0  $   1.6  $   4.3  $   4.8
    Income taxes paid (refunded)           (0.4)     0.3     (4.4)     4.8
    Assets acquired with debt obligations   1.1      1.0      1.1      1.8

              HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF OPERATIONS WORKSHEET
                                (UNAUDITED)
                               (In Millions)

                        Three Months Ended          Three Months Ended
                        December 31, 2007           December 31, 2006
                    --------------------------  --------------------------

                       As     Charges/             As
                    Reported   Gain   Adjusted  Reported  Charges Adjusted
                    --------  ------  --------  --------  ------  --------
Net sales           $  179.9          $  179.9  $  231.1          $  231.1
Gross margin            34.1     0.5      34.6      44.8     0.5      45.3
Operating expenses      42.6    (1.9)     40.7      47.4    (1.2)     46.2
Gain on disposal of
 capital assets         (0.9)    0.9         -         -       -         -
                    --------  ------  --------  --------  ------  --------
Operating profit
 (loss)                 (7.6)    1.5      (6.1)     (2.6)    1.7      (0.9)

Gross margin            19.0%             19.2%     19.4%             19.6%
Operating expenses
 margin                 23.7%             22.6%     20.5%             20.0%
Operating profit
 (loss) margin          -4.2%             -3.4%     -1.1%             -0.4%

                            Year Ended                 Year Ended
                        December 31, 2007           December 31, 2006
                    --------------------------  --------------------------

                       As     Charges/             As
                    Reported   Gain   Adjusted  Reported  Charges Adjusted
                    --------  ------  --------  --------  ------  --------
Net sales           $  874.8          $  874.8  $1,102.7          $1,102.7
Gross margin           165.0     1.5     166.5     205.8     5.4     211.2
Operating expenses     174.9    (4.6)    170.3     209.9   (13.5)    196.4
Gain on disposal of
 capital assets         (2.4)    2.3      (0.1)        -       -         -
                    --------  ------  --------  --------  ------  --------
Operating profit
 (loss)                 (7.5)    3.8      (3.7)     (4.1)   18.9      14.8

Gross margin            18.9%             19.0%     18.7%             19.2%
Operating expenses
 margin                 20.0%             19.5%     19.0%             17.8%
Operating profit
 (loss) margin          -0.9%             -0.4%     -0.4%              1.3%

Contact:
Steve Anreder
steven.anreder@anreder.com
Gary Fishman
gary.fishman@anreder.com
both of Anreder & Company
+1-212-532-3232